Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

(Not to be Used for Signature Guarantee)

for

Offer to Purchase for Cash

Up to 8,700,000 Shares of its Common Stock

At a Purchase Price of $23.00 Per Share

by

ENERGY PARTNERS, LTD.

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL

EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON

APRIL 20, 2007, UNLESS ENERGY PARTNERS, LTD. EXTENDS THE OFFER.

As set forth in Section 3 of the Offer to Purchase, dated March 26, 2007, you should use this notice of guaranteed delivery (or a facsimile of it) to accept the Offer (as defined herein) if:

(a) your share certificates are not immediately available or you cannot deliver certificates representing shares of common stock, par value $0.01 per share (the “Shares”), of Energy Partners, Ltd., a Delaware corporation (“EPL”), prior to the “Expiration Date” (as defined in Section 1 of the Offer to Purchase); or

(b) the procedure for book-entry transfer cannot be completed before the Expiration Date (as specified in Section 1 of the Offer to Purchase); or

(c) time will not permit a properly completed and duly executed Letter of Transmittal and all other required documents to reach the depositary referred to below before the Expiration Date.

You may deliver this notice of guaranteed delivery (or a facsimile of it), signed and properly completed, by hand, mail, overnight courier or facsimile transmission so that the depositary receives it before the Expiration Date. See Section 3 of the Offer to Purchase and Instruction 2 to the Letter of Transmittal.

The depositary for the Offer is:

Mellon Investor Services LLC

By registered mail: Mellon Investor Services LLC Attn: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	By hand: Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard Jersey City, NJ 07310	By overnight courier: Mellon Investor Services LLC Attn: Reorganization Dept. 480 Washington Boulevard Jersey City, NJ 07310

By Facsimile Transmission:

Mellon Investor Services LLC

Attn: Reorganization Dept.

(201) 680-4626

Confirm Receipt by Telephone:

(201) 680-4860

Delivery of this notice of guaranteed delivery to an address other than those shown above or transmission of instructions via the facsimile number other than the one listed above does not constitute a valid delivery. Deliveries to EPL, to the dealer managers for the Offer or to the information agent for the Offer will not be forwarded to the depositary and therefore, will not constitute valid delivery. Deliveries to the book-entry transfer facility (as defined in the Letter of Transmittal) will not constitute valid delivery to the depositary.

You cannot use this notice of guaranteed delivery form to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as defined in Section 3 of the Offer to Purchase) under the instructions thereto, such signature must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Energy Partners, Ltd., a Delaware corporation (“EPL”), the above-described shares of EPL’s common stock, par value $0.01 per share (the “Shares”), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated March 26, 2007, and in the related Letter of Transmittal, as they may be amended and supplemented from time to time. EPL is inviting its stockholders to tender their Shares at $23.00 per Share, net to the seller in cash, without interest, upon the terms and subject to the conditions of the Offer.

Number of Shares Being Tendered Hereby:              Shares

GUARANTEE

(Not to be used for Signature Guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “Eligible Guarantor Institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Guarantor Institution”) guarantees the delivery of the Shares tendered hereby to the depositary, in proper form for transfer, or a confirmation that the Shares tendered hereby have been delivered under the procedure for book-entry transfer set forth in the Offer to Purchase into the depositary’s account at the book-entry transfer facility, together with a properly completed and duly executed Letter of Transmittal and any other required documents, all within three New York Stock Exchange trading days of the date hereof.

Name of Firm:	Name of Firm:

Authorized Signature:	Authorized Signature:

Name:	Name:

Title:	Title:

Address:	Address:

Zip Code:	Zip Code:

Area Code and Telephone Number:	Area Code and Telephone Number:

Dated: , 2007	Dated: , 2007

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY.

SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

3